BANNER ACQUISITION CORP.

FINANCIAL STATEMENT

Page

Pro Forma Balance Sheet (Unaudited)	F-2

Note to Pro Forma Financial Statement (unaudited)	F-3

F-1

BANNER ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	Actuals as of September 10, 2021	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
ASSETS
Cash and cash equivalents	$3,360,717	$-		$3,360,717
Prepaid expenses	610,694	-		610,694
Total Current Assets	3,971,411	-		3,971,411
Cash held in Trust Account	151,500,000	6,860,000	(1)	158,570,000
		210,000	(2)
Other assets	567,527	-		567,527
Total assets	$156,038,938	$7,070,000		$163,108,938
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,204,986	$39,999	(4)	$1,244,985
Accrued expenses	338,139	19,419	(4)	357,558
Total current liabilities	1,543,125	59,418		1,602,543
Deferred underwriting fees payable	5,250,000	245,000	(3)	5,495,000
Total liabilities	6,793,125	304,418		7,097,543

Commitments and Contingencies
Class A common stock subject to possible redemption, 15,000,000 and 15,700,000 shares at $10.10 per share, actual and as adjusted	151,500,000	6,860,000	(1)	158,570,000
		210,000	(2)

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding (excluding 15,000,000 and 15,700,000 shares subject to possible redemption, actual and as adjusted)	-	-		-
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding	431	-		431
Additional paid-in capital	-	-		-
Accumulated deficit	(2,254,618)	(245,000)	(3)	(2,559,036)
		(59,418)	(4)
Total stockholders’ deficit	(2,254,187)	(304,418)		(2,558,605)
Total Liabilities and Stockholders’ Deficit	$156,038,938	$7,070,000		$163,108,938

The accompanying notes are an integral part of this financial statement.

F-2

BANNER ACQUISITION CORP.
NOTE TO PRO FORMA FINANCIAL STATEMENT
(unaudited)

Note 1 — CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Banner Acquisition Corp. (the “Company”) as of September 10, 2021, adjusted for the closing of the underwriter’s partial exercise of its over-allotment option and related transactions which occurred on September 27, 2021.

On September 27, 2021, the Company consummated the sale of 700,000 over-allotment units pursuant to the underwriter’s partial exercise of its over-allotment option. Such over-allotment units were sold at $10.00 per unit, generating gross proceeds of $7,000,000. Substantially concurrently with the closing of the sale of the over-allotment units, the Company consummated the private sale of an additional 210,000 private placement warrants at a purchase price of $1.00 per private placement warrant to Banner SPAC Sponsor, LLC, the Company’s sponsor (the “Sponsor”), generating gross proceeds of $210,000. Following the closing of the over-allotment option, a total of $158,570,000, including $5,495,000 of the underwriter’s deferred discount, was held in a U.S.-based trust account with American Stock Transfer & Trust Company, LLC, acting as trustee. Pursuant to the Letter Agreement, dated September 7, 2021, by and among the Company, the Sponsor and certain other parties named therein, the Sponsor agreed to forfeit shares of Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), depending on the extent to which the over-allotment option was not exercised. As a result of the underwriter’s election to partially exercise its over-allotment option, 175,000 shares of Class B Common Stock are no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriter’s over-allotment option are as follows:

	Pro Forma Entry	Debit	Credit
(1)	Cash held in trust account	$6,860,000
	Class A common stock subject to possible redemption		$6,860,000
	Sale of Underwriters’ over-allotment shares: 700,000 Units at $10.00/unit; par value of $0.0001 (net of upfront underwriting commissions of 2.0%)

(2)	Cash held in trust account	$210,000
	Class A common stock subject to possible redemption		$210,000
	Sale of Private Placement Warrants (210,000 at $1.00/warrant)

(3)	Accumulated deficit	$245,000
	Deferred underwriting fees payable		$245,000
	Deferred Underwriting Commissions (3.5% of $7,000,000 in proceeds)

(4)	Accumulated deficit	$59,418
	Accrued expenses		$19,419
	Accounts payable - Offering costs		$39,999
	To record additional accruals at close of exercise

F-3